As filed with the Securities and Exchange Commission on July 16, 2025.

Registration No. 333-288292

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM F-1

Amendment No. 2

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ORIENTAL RISE HOLDINGS LIMITED

(Exact name of Registrant as specified in its charter)

Not Applicable

(Translation of Registrant’s name into English)

Cayman Islands	100	Not Applicable
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

No. 48 Xianyu Road

Shuangcheng Town, Zherong County

Ningde City, Fujian Province

People’s Republic of China, 355399

+86 (0) 593 8386777

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

The Crone Law Group, P.C.

One East Liberty

Suite 600

Reno, Nevada 89501

Telephone: 646-861-7891

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Mark E. Crone, Esq. Joe Laxague, Esq. Zhiqi (Camilla) Zheng, Esq. The Crone Law Group, P.C. 420 Lexington Avenue Suite 2446 New York, NY 10170 (646) 861-7891	Matthew Bernstein, Esq. Ellenoff Grossman & Schole LLP 1345 Avenue of the Americas New York, New York 10105 (212) 370-1300

Approximate date of commencement of proposed sale to the public: as soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to such Section 8(a), may determine.

EXPLANATORY NOTE

Oriental Rise Holdings Limited is filing this Amendment No. 2 to its Registration Statement on Form F-1 (File No. 333-288292) as an exhibit-only filing. Accordingly, this amendment consists only of the facing page, this explanatory note, Item 8 of Part II of the Registration Statement, the signature page to the Registration Statement and the filed exhibits. The remainder of the Registration Statement is unchanged and has therefore been omitted.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 8. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

Exhibit Number	Description
1.1	Form of Placement Agency Agreement (incorporated by reference to Exhibit 1.1 to the Registration Statement on Form F-1 (File No. 333-288292) filed with the SEC on July 8, 2025)
3.1	Amended and Restated Articles of Association of Oriental Rise Holdings Limited (incorporated by reference to Exhibit 3.1 to the Registration Statement on Form F-1 (File No. 333-274976), filed with the SEC on October 13, 2023)
3.2	Amended and Restated Memorandum of Association of Oriental Rise Holdings Limited incorporated by reference to Exhibit 3.2 to the Registration Statement on Form F-1 (File No. 333-274976), filed with the SEC on October 13, 2023)
4.1	Registrant’s Specimen Certificate for Ordinary Shares incorporated by reference to Exhibit 4.1 to the Amended Registration Statement on Form F-1 (File No. 333-274976), filed with the SEC on November 14, 2023)
4.2	Form of Ordinary Share Purchase Warrant (incorporated by reference to Exhibit 4.2 to the Registration Statement on Form F-1 (File No. 333-288292) filed with the SEC on July 8, 2025)
4.3	Form of Pre-Funded Warrant (incorporated by reference to Exhibit 4.3 to the Registration Statement on Form F-1 (File No. 333-288292) filed with the SEC on July 8, 2025)
5.1	Opinion of Conyers Dill & Pearman regarding the validity of the ordinary shares being registered (incorporated by reference to Exhibit 5.1 to the Registration Statement on Form F-1 (File No. 333-288292) filed with the SEC on July 8, 2025)
10.1	Form of Securities Purchase Agreement (incorporated by reference to Exhibit 10.1 to the Registration Statement on Form F-1 (File No. 333-288292) filed with the SEC on July 8, 2025)
10.2	Employment Agreement with Dezhi Liu (incorporated by reference to Exhibit 10.2 to the Registration Statement on Form F-1 (File No. 333-274976), filed with the SEC on October 13, 2023)
10.3	Employment Agreement with Bangjie Hu (incorporated by reference to Exhibit 10.3 to the Registration Statement on Form F-1 (File No. 333-274976), filed with the SEC on October 13, 2023)
10.4	Form of Indemnification Agreement (incorporated by reference to Exhibit 10.4 to the Amended Registration Statement on Form F-1 (File No. 333-274976), filed with the SEC on January 25, 2024)
10.5	English Translation of Form of Agreement for the Transfer of Contractual Management Rights of Tea Garden with Zhaizhong Township (incorporated by reference to Exhibit 10.5 to the Registration Statement on Form F-1 (File No. 333-274976), filed with the SEC on October 13, 2023)
10.6	English Translation of Form of Collective Forest Right Transfer Agreements with Zhaizhong Township (incorporated by reference to Exhibit 10.6 to the Registration Statement on Form F-1 (File No. 333-274976), filed with the SEC on October 13, 2023)
10.7	English Translation of Form of Agreement for the Transfer of Contractual Management Rights of Tea Garden with Huangbai Township (incorporated by reference to Exhibit 10.7 to the Registration Statement on Form F-1 (File No. 333-274976), filed with the SEC on October 13, 2023)
10.8	English Translation of Form of Collective Forest Right Transfer Agreements with Huangbai Township(incorporated by reference to Exhibit 10.8 to the Registration Statement on Form F-1 (File No. 333-274976), filed with the SEC on October 13, 2023)
10.9	English Translation of Form of Tea Garden Management Agreements between the Company and the Individual Tea Garden Managers (incorporated by reference to Exhibit 10.9 to the Registration Statement on Form F-1 (File No. 333-274976), filed with the SEC on October 13, 2023)
10.10	English Translation of Letter of Intent between the Company and Management Committee of the Zherong Tea Industrial Zone (incorporated by reference to Exhibit 10.10 to the Registration Statement on Form F-1 (File No. 333-274976), filed with the SEC on October 13, 2023)
10.11	English Translation of Changguan Village Framework Agreement between the Company and Changguan Village Committee of Huangbai Township, Zherong County (incorporated by reference to Exhibit 10.11 to the Registration Statement on Form F-1 (File No. 333-274976), filed with the SEC on October 13, 2023)
10.12	English Translation of Collective Forest Right Transfer Agreement between the Company and Changguan Village Committee, Zherong County (incorporated by reference to Exhibit 10.12 to the Registration Statement on Form F-1 (File No. 333-274976), filed with the SEC on October 13, 2023)

Exhibit
Number	Description
10.13	English Translation of Letter of Intent between the Company and Changguan Village Committee of Huangbai Township, Zherong County (incorporated by reference to Exhibit 10.13 to the Registration Statement on Form F-1 (File No. 333-274976), filed with the SEC on October 13, 2023)
10.14	English Translation of Shakengli Village Framework Agreement between the Company and Shakengli Village Committee, Huangbai Township, Zherong County (incorporated by reference to Exhibit 10.14 to the Registration Statement on Form F-1 (File No. 333-274976), filed with the SEC on October 13, 2023)
10.15	English Translation of First Shakengli Village Contractual Management Rights Agreement between the Company and Shakengli Village Committee, Zherong County (incorporated by reference to Exhibit 10.15 to the Registration Statement on Form F-1 (File No. 333-274976), filed with the SEC on October 13, 2023)
10.16	English Translation of Ruanling Village Collective Forest Right Transfer Agreement between the Company and Ruanling Village Committee, Zherong County (incorporated by reference to Exhibit 10.16 to the Registration Statement on Form F-1 (File No. 333-274976), filed with the SEC on October 13, 2023)
10.17	English Translation of Xiaping Village Collective Forest Right Transfer Agreement between the Company and Xiaping Village Committee, Zherong County (incorporated by reference to Exhibit 10.17 to the Registration Statement on Form F-1 (File No. 333-274976), filed with the SEC on October 13, 2023)
10.18	English Translation of Youjiabian Village Collective Forest Right Transfer Agreement between the Company and Youjiabian Village Committee, Zherong County (incorporated by reference to Exhibit 10.18 to the Registration Statement on Form F-1 (File No. 333-274976), filed with the SEC on October 13, 2023)
10.19	English Translation of a Tripartite Land Use Agreement among the Company, the People’s Government of Zherong County and Houlong Village Committee of Zhaizhong Township (incorporated by reference to Exhibit 10.19 to the Registration Statement on Form F-1 (File No. 333-274976), filed with the SEC on October 13, 2023)
10.20	English Translation of Land Lease Agreement between the Company and Houlong Village Committee of Zhaizhong Township, Zherong County and its amendment (incorporated by reference to Exhibit 10.20 to the Registration Statement on Form F-1 (File No. 333-274976), filed with the SEC on October 13, 2023)
10.21	English Translation of Lease Agreement between the Company and Houlong Village Committee, Zherong County (incorporated by reference to Exhibit 10.21 to the Registration Statement on Form F-1 (File No. 333-274976), filed with the SEC on October 13, 2023)
10.22	English Translation of Lease Agreement between the Company and an independent third party (incorporated by reference to Exhibit 10.22 to the Registration Statement on Form F-1 (File No. 333-274976), filed with the SEC on October 13, 2023)
10.23	English Translation of Framework agreements (Product Sales Contract) between the Company and Fujian Pingfu Tea Co., Ltd., the Company’s largest tea business operator customer (incorporated by reference to Exhibit 10.23 to the Registration Statement on Form F-1 (File No. 333-274976), filed with the SEC on October 13, 2023)
10.24	Form of Underwriting Agreement (incorporated by reference to Exhibit 1.1 to the Registration Statement on Form F-1 (File No. 333-274976), filed with the SEC on October 13, 2023)
14.1	Code of Business Conduct and Ethics of the Registrant (incorporated by reference to Exhibit 14.1 to the Registration Statement on Form F-1 (File No. 333-274976), filed with the SEC on October 13, 2023)
21.1	Subsidiaries of the Registrant (incorporated by reference to Exhibit 21.1 to the Registration Statement on Form F-1 (File No. 333-274976), filed with the SEC on October 13, 2023)
23.1	Consent of PKF, an independent registered public accounting firm (incorporated by reference to Exhibit 23.1 to the Registration Statement on Form F-1 (File No. 333-288292) filed with the SEC on July 8, 2025)
23.2	Consent of Conyers Dill & Pearman (included in Exhibit 5.1)
23.3	Consent of Jingtian & Gongcheng*
107	Filing Fee Table (incorporated by reference to Exhibit 107 to the Registration Statement on Form F-1 (File No. 333-288292) filed with the SEC on June 24, 2025)

*	Filed herewith

Financial Statement Schedules

Schedules have been omitted because the information required to be set forth therein is not applicable or is shown in the Consolidated Financial Statements or the Notes thereto.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Ningde City, mainland China, on July 16, 2025.

By:	/s/ Dezhi Liu
	Name:	Dezhi Liu
	Title:	Chief Executive Officer (principal executive officer)

By:	/s/ Bangjie Hu
	Name:	Bangjie Hu
	Title:	Chief Financial and Accounting Officer (principal financial officer)

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Dezhi Liu and Bangjie Hu as attorneys-in-fact with full power of substitution, for him or her in any and all capacities, to do any and all acts and all things and to execute any and all instruments which said attorney and agent may deem necessary or desirable to enable the registrant to comply with the Securities Act of 1933, as amended (the “Securities Act”), and any rules, regulations and requirements of the Securities and Exchange Commission thereunder, in connection with the registration under the Securities Act of ordinary shares of the registrant (the “Shares”), including, without limitation, the power and authority to sign the name of each of the undersigned in the capacities indicated below to the Registration Statement on Form F-1 (the “Registration Statement”) to be filed with the Securities and Exchange Commission with respect to such Shares, to any and all amendments or supplements to such Registration Statement, whether such amendments or supplements are filed before or after the effective date of such Registration Statement, to any related Registration Statement filed pursuant to Rule 462(b) under the Securities Act, and to any and all instruments or documents filed as part of or in connection with such Registration Statement or any and all amendments thereto, whether such amendments are filed before or after the effective date of such Registration Statement; and each of the undersigned hereby ratifies and confirms all that such attorney and agent shall do or cause to be done by virtue hereof.

Signature	Title	Date

/s/ Dezhi Liu	Principal Executive Officer and Director	July 16, 2025
Name: Dezhi Liu

/s/ Bangjie Hu	Principal Financial and Accounting Officer and Director	July 16, 2025
Name: Bangjie Hu

/s/ Swee Leng Seng	Director	July 16, 2025
Name: Swee Leng Seng

/s/ Jingwei Zhang	Director	July 16, 2025
Name: Jingwei Zhang

/s/ Kenneth Kei Biu Cheng	Director	July 16, 2025
Name: Kenneth Kei Biu Cheng

SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of ORIENTAL RISE HOLDINGS LIMITED, has signed this registration statement or amendment thereto in New York, NY on July 16, 2025.

The Crone Law Group, P.C.

By:	/s/ Mark Crone
	Name:	Mark Crone
	Title:	Managing Partner

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